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Exhibit 24.1

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Terry D. Growcock, Glen E. Tellock and Maurice D. Jones, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*

Signature	Title

/s/ TIMOTHY M. WOOD Timothy M. Wood	Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)

Date: November 25, 2002

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  Exhibit 24.1